Exhibit 99.3

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following supplemental pro forma information is presented for informational purposes only, as an aid to understanding the entities’ combined financial results. This pro forma should not be considered a substitute for the historical financial information prepared in accordance with generally accepted accounting principles (“GAAP”), as presented in other portions of this report and our filings on Form 10-Q and 10-K. The unaudited pro forma consolidated financial information disclosed in this report is for illustrative purposes only and is not necessarily indicative of results of operations that would have been achieved had the pro forma events taken place on the dates indicated, or our future consolidated results of operations.

On June 21, 2011, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Earth Friendly Energy Group Holdings, LLC, d/b/a Alteris Renewables, Inc. (“Alteris”), Real Goods Alteris, LLC, a Delaware limited liability company that we wholly own (“Merger Sub”), and Riverside Renewable Energy Investments, LLC, as agent for Alteris. Pursuant to the Merger Agreement, Merger Sub will be merged with and into Alteris (the “Merger”) and the issued and outstanding limited liability company interests in Alteris will be converted into the right to receive 8.7 million shares (the “Merger Shares”) of our Class A Common Stock, par value $0.0001 per share. The Merger Shares are subject to increase, contingent on the completion of certain matters, as described in the Merger Agreement.

Our historical condensed consolidated balance sheet at June 30, 2011, which was included with our Form 10-Q filed August 11, 2011, reflects the acquisition of Alteris and, therefore, no pro forma consolidated balance sheet has been presented. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2010 and for the six months ended June 30, 2011 present our condensed consolidated results of operations giving pro forma effect to the acquisition of Alteris as if it had occurred on January 1, 2010, and should be read in connection with our historical financial statements at June 30, 2011 and our separate historical condensed consolidated financial statements for the year ended December 31, 2010, which were included with our Form 10-K filed March 11, 2011.

The pro forma adjustments are based on currently available information, estimates and assumptions that we believe are reasonable in order to reflect, on a pro forma basis, the impact of this acquisition on our historical financial information. The purchase accounting was based on the date we obtained financial control of Alteris as specified in the Merger Agreement, June 21, 2011 (the “acquisition date”). We included the results of operations from Alteris in our consolidated financial statements from the acquisition date.

The total consideration to be transferred is estimated to be approximately $21.7 million and is expected to be comprised of 8.7 million shares, or $21.6 million worth, of our Class A common stock and $0.1 million worth of replacement share-based payment awards attributable to services rendered prior to the acquisition date. Of this amount, 0.7 million shares will be issued based on Alteris’ recent completion of a financing arrangement for commercial installation jobs, which we estimated, as of the acquisition date, would be completed. The consideration excludes $2.0 million of costs that are reported as acquisition-related costs in our condensed consolidated statements of operations for the three and six months ended June 30, 2011. In addition, the transaction has remaining contingent equity consideration of up to a maximum of 2.0 million shares of our Class A common stock, which is contingent upon Alteris’ achievement of certain pre-tax income and cash flow performance targets for 2011, which we have estimated will not be met. The fair value of the consideration shares to be issued upon closing of the transactions and those contingently issuable was based on the closing price of our Class A common stock on the acquisition date.

We are awaiting additional information to finalize our valuation of intangible assets, and, thus, the allocation of the consideration to be transferred is subject to refinement.

The following table summarizes the estimated fair values of Alteris’ net assets acquired at the acquisition date.

(in thousands)	June 21, 2011
Cash	$3,416
Restricted cash	902
Accounts receivable	4,511
Inventory	5,008
Deferred costs on uncompleted contracts	1,609
Other current assets	2,194
Property and equipment	1,427
Deferred tax asset	4,416
Goodwill	19,297
Other intangibles	600

Total assets	43,380

Line of credit	(3,119)
Accounts payable and accrued liabilities	(11,681)
Debt	(2,608)
Billings in excess of costs on uncompleted contracts	(2,062)
Deferred revenue and other current liabilities	(2,239)

Net assets acquired	$21,671

Unaudited pro forma consolidated financial information

Unaudited Pro Forma Consolidated Statement of Operations

	For The Six Months Ended June 30, 2011
(in thousands, except per share data)	Real Goods Solar	Alteris (1/1/11 to 6/21/11)	Pro Forma Adjustments	Notes	Pro Forma
Net revenue	$37,379	$13,355	$(1,279)	(a)	$49,455
Cost of goods sold	26,990	11,803	(940)	(a)	37,037
			(776)	(b)
			(40)	(c)

Gross profit	10,389	1,552	477		12,418

Expenses:
Selling and operating	8,855	6,613	98	(b)	15,640
			74	(d)
General and administrative	1,332	—	908	(b)	2,250
			10	(e)
Depreciation and amortization	—	231	(231)	(b)	—
Acquisition-related costs	2,010	—	(2,010)	(f)	—

Total expenses	12,197	6,844	(1,151)		17,890

Income (loss) from operations	(1,808)	(5,292)	1,628		(5,472)
Interest and other expense	(7)	(167)	—		(174)

Income (loss) before income taxes	(1,815)	(5,459)	1,628		(5,646)
Income tax (benefit) expense	(277)	(1,993)	30	(g)	(2,240)

Net income (loss)	$(1,538)	$(3,466)	$1,598		$(3,406)

Net income (loss) per share:
Basic	$(0.08)			(h)	$(0.13)

Diluted	$(0.08)			(h)	$(0.13)

Weighted average shares outstanding:
Basic	18,714			(h)	27,016

Diluted	18,714			(h)	27,016

(a)	Alteris’ adoption of Real Goods Solar’s method, cost to cost, of measuring progress towards completion for jobs accounted for under the percentage of completion method.
(b)	Reclassification of Alteris’ results to conform to Real Goods Solar’s presentation.
(c)	Removal of profit earned by Alteris prior to merger with Real Goods Solar on jobs accounted for under the completed contract method.
(d)	Amortization of customer-related intangibles and adjustments to property and equipment depreciation as a result of the preliminary purchase price allocation for Alteris.
(e)

Recognition of share-based compensation expense as a result of replacing Alteris member unit options with equal in fair value Real Goods Solar stock options, as prescribe by the terms of the Merger Agreement.

(f)	Removal of expenses related to the acquisition of Alteris.
(g)	Taxes were recomputed using Real Goods Solar’s combined federal and state statutory rate of 39.68%.
(h)

Weighted average shares outstanding and net loss per share amounts reflect the issuance of 8.7 million of Real Goods Solar’s Class A common shares in consideration for Alteris as if done on January 1, 2010.

unaudited pro forma consolidated financial information

Unaudited Pro Forma Consolidated Statement of Operations

	For The Year Ended December 31, 2010
(in thousands, except per share data)	Real Goods Solar	Alteris	Pro Forma Adjustments	Notes	Pro Forma
Net revenue	$77,324	$49,274	$702	(a)	$127,300
Cost of goods sold	55,814	44,128	527	(a)	98,295
			215	(b)
			(2,389)	(c)

Gross profit	21,510	5,146	2,349		29,005

Expenses:
Selling and operating	16,717	9,669	1,269	(c)	28,022
			367	(d)
General and administrative	2,772	—	1,550	(c)	4,533
			211	(e)
Depreciation and amortization	—	430	(430)	(c)	—
Goodwill impairment	—	4,238	(4,238)	(f)	—

Total expenses	19,489	14,337	(1,271)		32,555

Income (loss) from operations	2,021	(9,191)	3,620		(3,550)
Interest and other income (expense), net	15	(469)	—		(454)

Income (loss) before income taxes	2,036	(9,660)	3,620		(4,004)
Income tax (benefit) expense	797	(2,802)	423	(g)	(1,582)

Net income (loss)	$1,239	$(6,858)	$3,197		$(2,422)

Net income (loss) per share:
Basic	$0.07			(h)	$(0.09)

Diluted	$0.07			(h)	$(0.09)

Weighted average shares outstanding:
Basic	18,301			(h)	27,001

Diluted	18,367			(h)	27,067

(a)	Alteris’ adoption of Real Goods Solar’s method, cost to cost, of measuring progress towards completion for jobs accounted for under the percentage of completion method.
(b)	Removal of profit earned by Alteris prior to merger with Real Goods Solar on jobs accounted for under the completed contract method.
(c)	Reclassification of Alteris’ results to conform to Real Goods Solar’s presentation.
(d)	Amortization of customer-related intangibles and adjustments to property and equipment depreciation as a result of the preliminary purchase price allocation for Alteris.
(e)

Recognition of share-based compensation expense as a result of replacing Alteris member unit options with equal in fair value Real Goods Solar stock options, as prescribe by the terms of the Merger Agreement.

(f)	Removal of impairment of Alteris’ historical (pre-merger with Real Goods Solar) goodwill.
(g)	Taxes were recomputed using Real Goods Solar’s combined federal and state statutory rate of 39.5%.
(h)

Weighted average shares outstanding and net loss per share amounts reflect the issuance of 8.7 million of Real Goods Solar’s Class A common shares in consideration for Alteris as if done on January 1, 2010.

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